SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 23, 2007
PACCAR Inc
(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 106th Avenue NE, Bellevue, WA		98004
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (425) 468-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 23, 2007, the Compensation Committee of the PACCAR Inc Board of Directors awarded the Named Executive Officers identified in the Company’s March 21, 2007 proxy statement a Long Term Performance Cash Award (“LTIP Cash Award”) listed below for the 2004-2006 cycle under the Company’s Long Term Incentive Plan. The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 12 of the Company’s 2007 proxy statement has been recalculated to include the LTIP Cash Award as follows:

	LTIP Cash Award
Named Executive Officer	2004-2006 Cycle	Total Compensation
M. C. Pigott	$1,237.500	$8,619,014
M. A. Tembreull	745,313	5,380,479
T. E. Plimpton	506,250	3,931,932
J. G. Cardillo	178,500	1,958,007
K. R. Gangl	151,725	1,589,075
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc
Date: April 26, 2007	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel